                                                                    EXHIBIT 10.9

                             LETTER LOAN AGREEMENT
                             ---------------------

                              December 11th, 1995

Bank One, Texas, NA
910 Travis
Houston, Texas 77002
Attention - Corporate Banking Group

Gentlemen:

     The undersigned, DIVERSIFIED SPECIALISTS, INC., a Texas corporation

("Borrower"), duly organized and existing under the laws of the State of Texas,
----------
has requested that BANK ONE, TEXAS, NA ("Lender") lend to Borrower the sum of
                                         ------
$20,400,000. Borrower and Lender previously entered into a Letter Loan Agreement dated April 26, 1995, which was amended by a First Amendment to Letter Loan Agreement dated July 31, 1995. Borrower and Lender have agreed to further modify the terms of their agreement to include a term note and to amend certain other terms and provisions of the Loan Agreement. For the convenience and mutual benefit of all parties, Lender, Borrower and ROSIE ACQUISITION, L.L.C. ("Guarantor") have entered into this amended and fully restated Letter Loan
-----------
Agreement (the "Agreement"), and do hereby agree as follows.
                ---------

     1.   Loan and Letters of Credit.
          --------------------------

          (a) On the terms and subject to the conditions set forth in this letter loan agreement (the "Agreement"), Lender agrees to lend to Borrower up to
                            ---------
$20,400,000 (the "Loan").  The Loan shall be evidenced by (i) a Revolving
                  ----
Promissory Note (the "Revolving Note") in a form satisfactory to Lender, duly
                      --------------
executed by Borrower in the principal amount of $6,000,000 and made payable to the order of Lender and (ii) a Promissory Note (the "Term Note") in a form
                                                     ---------
satisfactory to Lender duly executed by Borrower in the principal amount of $14,400,000 and made payable to the order of Lender. Principal and interest on the Revolving Note shall be due and payable in the manner and at the times set forth in the Revolving Note with final maturity on May 31, 1997 (the "Revolving
                                                                      ---------
Termination Date").  The total outstanding advances by Lender under the
----------------
Revolving Note will not exceed at any one time the lesser of (i) $6,000,000, or
(ii) the Borrower's Loan Limit, as defined on Schedule "A" annexed hereto.
                                              ------------
Principal and interest (including any prepayment fee) on the Term Note shall be due and payable in the manner and at the times set forth in the Term Note with final maturity on December ____, 2000. The Revolving Note and the Term Note are hereinafter collectively referred to as the "Notes".
                                             -----

          (b) On the terms and subject to the conditions hereinafter set forth, Lender agrees to make advances on the Revolving Note to Borrower for the issuance of one or more working capital letters of credit the total aggregate face amount of which shall not exceed at any one time the lesser of (i) $500,000 or (ii) the Borrower's Loan Limit. Each of the working capital letters of credit shall be evidenced by an Application and Agreement for Letter of Credit (the "Application") in a form satisfactory to Lender. Each of these working
      -----------
capital letters of credit and any renewals, extensions and modifications thereof are collectively referred to herein as the "Working Capital Letter of Credit".
                                            --------------------------------
Repayment of drafts against the

Working Capital Letter of Credit shall be governed by this Agreement and the Application, and shall be and is secured by the collateral and guaranties provided herein.

          (c) On the terms and subject to the conditions hereinafter set forth, Lender agrees to issue on behalf of Borrower a Letter of Credit (the "Seller
                                                                      ------
Letter of Credit") in the face amount of $14,400,000 to facilitate the purchase
----------------
of Moss' (hereinafter defined) stock in the Borrower. The Seller Letter of Credit shall be evidenced by an Application and Agreement for Standby Letter of Credit (the "Application") in a form satisfactory to Lender. Repayment of
             -----------
drafts against the Seller Letter of Credit shall be governed by this Agreement, the Application, and the Term Note. Unless specified otherwise, the Seller Letter of Credit, the Working Capital Letters of Credit and any renewals, extensions and modifications thereof are collectively referred to as the "Letter
                                                                          ------
of Credit".  To the extent the equity infusion described in Paragraph 3(a)(iii)
---------
below is less than $3,800,000 (the "Equity Shortfall"), the amount of such
                                    ----------------
Equity Shortfall shall be unavailable to the beneficiary of the Seller Letter of Credit until such Equity Shortfall has been received by Borrower as equity and deposited into the Deposit Account with Lender.

     2.   Revolving Credit Advances.  Subject to the terms hereof, Borrower may
          -------------------------
borrow, pay, reborrow and repay under the Revolving Note, provided, however, the maximum principal outstanding under the Revolving Note shall not exceed at any one time the lesser of (i) $6,000,000, or (ii) the Borrower's Loan Limit. Borrower's requests for advances (whether for cash or Working Capital Letter of Credit) under the Loan shall specify the aggregate amount of the advance and the date of such advance. Borrower shall furnish to Lender a request for borrowing in a form satisfactory to Lender. Lender shall make the requested funds or Working Capital Letter of Credit available to Borrower at Lender's principal banking office in Houston, Texas. If at any time prior to the Revolving Termination Date, the outstanding advances under the Revolving Note exceed Borrower's Loan Limit as shown on any reports delivered to Lender under Paragraph 5(c) or as indicated by Lender's own records, Borrower shall, on the date of the delivery of such report to Lender or on the date of notice from Lender as to Lender's records, prepay on the Revolving Note such amount as may be necessary to eliminate such excess.

     3.   Conditions Precedent.
          --------------------

          (a) The obligation of Lender to (i) make the initial advance under either of the Notes or (ii) issue the Letters of Credit, is subject to the condition precedent that Lender receive the following:

               (i) Duly executed copies of each document listed on the last page hereof relating to the Loan, in form and substance acceptable to Lender and its legal counsel (all the documents listed on the last page hereof, together with this Agreement and any other security documents relating to the Loan, and any modifications thereof, are hereinafter collectively referred to as the "Loan Documents");
                         --------------

               (ii) An origination fee of $76,000.00;

               (iii) Confirmation that Borrower has received from Guarantor an equity infusion of at least $3,000,000.00 as payment of Guarantor's purchase of stock in Borrower and such amount is deposited into the Deposit Account with Lender;

               (iv) Confirmation that Borrower has received $3,000,000.00 in subordinated debt from Hibernia Corporation ("Hibernia"), the terms and
                                                   --------
     conditions of which are approved by Lender and such amount is deposited into the Deposit Account with Lender;

               (v) Confirmation that DSI Acquisition, Inc. (a wholly owned subsidiary of Guarantor) has executed a $14,400,000 promissory note, a $6,000,000 promissory note, a $1,000,000 promissory note, and a $1,300,000 promissory note, each of which are payable to Tommy Moss ("Moss") to
                                                                ----
     finance the purchase of Moss' stock in Borrower, the terms and conditions of which loan (i) shall become a debt of Borrower upon the merger of DSI Acquisition, Inc. into Borrower, and (ii) are subordinate to the Loan, and in all respects are approved by Lender;

               (vi) An executed copy of the Agreement for Sale of Stock (the

     "Stock Purchase Agreement") between Borrower, DSI Acquisition, Inc.,
     -------------------------
     Guarantor, and Moss, and all amendments thereto; and

               (vii) Confirmation that Borrower has deposited an additional $1,600,000 into the Deposit Account with Lender.

          (b) Lender's obligation to (i) make any advances under the Loan or
(ii) issue the Letters of Credit, shall be subject to the additional conditions precedent that, as of the date of such advance and after giving effect thereto:
(i) all representations and warranties made by Borrower to Lender in the Loan Documents are true and correct, as if made on such date, (ii) all documents and proceedings shall be reasonably satisfactory to legal counsel for Lender, (iii) no condition or event exists which constitutes an Event of Default (as hereinafter defined) or which, with the lapse of time and/or giving of notice, would constitute an Event of Default, and (iv) all conditions precedent set forth in subparagraph (a) above shall have been satisfied.

     4.   Representations and Warranties.  In order to induce Lender to make the
          ------------------------------
Loan, Borrower represents and warrants to Lender that:

          (a) The Loan Documents are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

          (b) All financial statements delivered by Borrower to Lender prior to the date hereof are true and correct in all material respects, fairly present the financial condition of Borrower and have been prepared in accordance with generally accepted accounting principles, consistently applied; as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities) which are material to Borrower and not reflected in such financial statements; and no material adverse changes have occurred in the financial condition or business of Borrower since the date of the most recent financial statements which Borrower have delivered to Lender. All financial statements of Guarantor delivered to Lender prior to the date hereof are true and correct, and fairly present the financial condition of Guarantor. There are no obligations, liabilities or indebtedness (including contingent and indirect liabilities) which are material to Guarantor and not reflected in such financial statements; and no material adverse changes have occurred in the financial condition or business of Guarantor since the date of such financial statements.

          (c) Neither the execution and delivery of this Agreement and the other Loan Documents, nor consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene or conflict with any provision of law, statute or regulation to which Borrower is subject or any judgment, license, order or permit applicable to Borrower or any indenture, mortgage, deed of trust or other instrument to which Borrower may be subject; no consent, approval, authorization or order of any court, governmental authority or third party is required in connection with the execution and delivery by Borrower of this Agreement or transactions contemplated herein or therein.

          (d) No litigation (except as previously disclosed in writing to Lender), investigation, or governmental proceeding is pending, or, to the knowledge of any of Borrower's officers, threatened against or affecting Borrower, which may result in any material adverse change in Borrower's business, properties or operations.

          (e) There is no specific fact known to Borrower that Borrower has not disclosed to Lender in writing which is likely to result in any material adverse change in Borrower's business, properties or operations.

          (f) Borrower owns all of the assets reflected on its balance sheet (most recently submitted to Lender), free and clear of all liens, security interests or other encumbrances, except as (i) provided in the Stock Purchase Agreement, and (ii) previously disclosed in writing to Lender.

          (g) The principal office, chief executive office and principal place of business of Borrower is in Houston, Texas.

          (h) All taxes required to be paid by Borrower have in fact been paid, except for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established.

          (i) No written certificate or written statement herewith or heretofore delivered by Borrower to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains any untrue statement of a material fact or fails to state any materi al fact necessary to keep the statements contained therein from being misleading.

          (j) Borrower is not in violation of any law, ordinance, governmental rule or regulation to which it is subject, or in default under any material agreement, contract or understanding to which it is a party, which violation or default would result in any material adverse change in Borrower's business, properties or operations.

          (k) Borrower's design, manufacture or distribution of any of the Collateral (hereinafter defined) is not in violation of any law, ordinance, governmental rule or regulation to which it is subject.

          (l) Borrower has taken all steps necessary to determine and has determined that no hazardous substances, or other substances known or suspected to pose a threat to health or the environment which are in violation of Applicable Environmental Laws ("Hazard[s]") exist with respect to the Collateral
                                ---------
(hereinafter defined). No prior use, either by Borrower or, to Borrower's knowledge, the prior owners of the Collateral, has occurred, which violates any laws pertaining to health or the environment ("Applicable Environmental Laws"),
                                               -----------------------------
including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Resource
                                                      ------
Conservation and Recovery Act of 1976, as amended ("RCRA"), the Texas Water Code
                                                    ----
and the Texas Solid Waste Disposal Act. Borrower's handling and maintenance of the Collateral does not and will not result in the disposal or release of any hazardous substance or Hazard on, in or to the Collateral. The terms "hazardous substance" and "release" shall each have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall each have the meanings specified in RCRA; provided, however, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader definition shall apply.

          (m) Borrower is not a party to any inventory repurchase agreements with respect to a material amount of inventory (as determined by Lender) with any of Borrower's customers.

          (n) Borrower has delivered to Lender a true, complete and correct copy of the duly executed and delivered Stock Purchase Agreement, and such document is in full force and effect, and has not been amended, supplemented or modified since the date of execution thereof.

          (o) Borrower will receive a reasonably equivalent value in exchange for the obligations of Borrower under this Agreement, the Note and the Loan Documents. The execution and performance of this Agreement, the Note and the Loan Documents by the Company (i) are not being made with any intent to hinder, delay or defraud any entity to which Borrower is indebted; (ii) will not result in Borrower having an unreasonably small capital for the business in which it is engaged; and (iii) will not cause Borrower to incur debts that would be beyond the ability of Borrower to pay as such debts mature. Any property transferred, concealed or removed with intent to hinder, delay or defraud Borrower's creditors and property which may be exempted from the debtor's estate under the Federal Bankruptcy Code shall be excluded from the assets of Borrower for purposes of determining insolvency. Borrower has never been adjudicated a bankrupt or filed a case under the Federal Bankruptcy Code or had an order for relief entered against it under the Federal Bankruptcy Code.

          (p) No proceeds of the Loan will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

     5.   Affirmative Covenants.  Until payment in full of the Notes and all
          ---------------------
other obligations and liabilities of Borrower hereunder, Borrower agrees and covenants that (unless Lender shall otherwise consent in writing):

          (a) As soon as available, and in any event within thirty (30) days after the end of each calendar month, Borrower shall deliver to Lender unaudited financial statements showing the consolidating financial condition of Borrower at the close of each such month and the results of operations during such calendar month, which financial statements shall include, but shall not be limited to, a profit and loss statement, balance sheet, Borrower's computations showing compliance with the covenants in subparagraphs 6(a), (b), (c) and (d) hereinbelow, and such other matters as Lender may reasonably request; such statements shall be prepared in accordance with generally accepted accounting principles and certified on the face thereof by the chief financial officer of Borrower, or any person acceptable to Lender, and shall be forwarded to Lender with a letter of transmittal from such officer in which such officer shall certify that Borrower is in compliance with all of the affirmative covenants contained in this Paragraph and further stating that no Event of Default exists in the performance by Borrower of any of the other terms, conditions and covenants required under this Agreement to be performed by Borrower.

          (b) As soon as available, and in any event within one hundred twenty
(120) days after the end of each fiscal year of Borrower, Borrower shall deliver to Lender a copy of the annual audited consolidated financial statement of Borrower prepared in conformity with generally accepted accounting principles, certified (with no material qualifications or exceptions) by independent public accountants selected by Borrower and acceptable to Lender, which show the financial condition of Borrower at the close of such fiscal year and the results of operations during such fiscal year, and shall include, but not be limited to, a profit and loss statement, balance sheet, cash flow statement and such other matters as Lender may reasonably request.

          (c) As soon as available, and in any event within thirty (30) days after the end of each month, and upon each request for an advance Borrower shall deliver to Lender a Borrowing Base Report and Compliance Certificate in the form of Schedule "B" attached hereto together with such other information as may be
   ------------
deemed necessary or appropriate by Lender; and as soon as available, and in any event within thirty (30) days after the end of each month, an aging and listing of all accounts receivable and inventory of Borrower in a form acceptable to Lender.

          (d) Borrower shall conduct their business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations, laws and orders of any governmental authority and will act in accordance with customary industry standards in maintaining and operating its assets, properties and investments, and shall not change the nature or type of their basic business.

          (e) Borrower shall maintain complete and accurate books and records of its transactions in accordance with generally accepted accounting principles, and will give Lender access during reasonable business hours to all books, records and documents of Borrower and permit Lender to make and take away copies thereof.

          (f) Borrower shall furnish to Lender, immediately upon becoming aware of the existence of any condition or event constituting an Event of Default or event which, with the lapse of time and/or giving of notice, would constitute an Event of Default, written notice specifying the nature and period of existence thereof and any action which Borrower is taking or propose to take with respect thereto.

          (g) Borrower shall maintain or cause to be maintained insurance from responsible and reputable companies in such amounts and covering such risks as is acceptable to Lender, is prudent and is usually carried by companies engaged in businesses similar to that of Borrower including, without limitation, casualty insurance coverage; Borrower shall furnish Lender, on request, with certified copies of insurance policies or other appropriate evidence of compliance with the foregoing covenant.

          (h) Borrower shall promptly notify Lender of (i) any material adverse change in their financial condition or business; (ii) any default under any material agreement, contract or other instrument to which Borrower are a party or by which any of its properties are bound, or any acceleration of any maturity of any indebtedness owing by Borrower, (iii) any material adverse claim against or affecting Borrower or any of their properties; and (iv) any litigation, or any claim or controversy which might become the subject of litigation, against Borrower or affecting any of Borrower's property, if such litigation or potential litigation might, in the event of an unfavorable outcome, have a material (which for purposes hereof shall mean $100,000 or more) adverse effect on Borrower's financial condition or business or might cause an Event of Default.

          (i) Borrower shall preserve and maintain all licenses, privileges, franchises, certificates and the like necessary for the operation of their business.

          (j) Borrower shall promptly furnish to Lender, at Lender's request, such additional financial or other information concerning assets, liabilities, operations and transactions of Borrower and each of Borrower's subsidiaries as Lender may from time to time reasonably request.

          (k) Borrower shall give notice to Lender immediately upon acquiring knowledge of the presence of any Hazards relating to the Collateral, which is in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact, with a full description thereof; promptly comply with all Applicable Environmental Laws requiring the notice, removal, treatment, or disposal of such hazardous substances; and provide Lender, within thirty (30) days after demand by Lender, with financial assurance evidencing to Lender's satisfaction that sufficient funds are available to pay the cost of removing, treating and disposing of any such known Hazards and discharging any liens or assessments that may be established relating to the Collateral.

          (l) Borrower shall at all times maintain a special depository account (the "Deposit Account") with Lender, which account and proceeds thereof shall be
      ---------------
subject to the terms of a Security Agreement from Borrower for the benefit of Lender. Borrower shall deposit in the Deposit Account (i) $250,000 on the first day of each and every March, June, September, and December and (ii) all other principal payments required to be paid as set forth in the Term Note (including the Excess Cash Flow Payments, as defined in the Term Note), while the Seller Letter of Credit is outstanding, and the proceeds of the Deposit Account shall be applied towards payment of the Term Note upon the funding of the Seller Letter of Credit.

          (m) Borrower will cause each landlord of all premises leased by Borrower to execute and deliver to Lender instruments, in form and substance satisfactory to Lender, by which such landlord waives its rights, if any, to all personal property and fixtures in which Lender has a security interest. All such instruments shall be delivered to Lender within thirty (30) days of the date hereof.

          (n) Borrower shall indemnify, defend, and hold harmless Lender and its directors, officers, agents, attorneys and employees (collectively, the

"Indemnitee") from and against:  (i) any and all claims, demands, actions, or
-----------
causes of action that are asserted against any Indemnitee by any person if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action, or cause of action that the person asserts or may assert against Borrower, or any officer, director or shareholder of Borrower, (ii) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee if the claim, demand, action or cause of action directly or indirectly relates to this Agreement, the Stock Purchase Agreement, the use of proceeds of the Notes, or the relationship of Borrower and Lender under this Agreement or any transaction contemplated pursuant to this Agreement or the Stock Purchase Agreement, (iii) any administrative or investigative proceeding by any governmental authority directly or indirectly related to a claim, demand, action or cause of action described in clauses (i) or (ii) above, and (iv) any and all liabilities, losses, costs, or expenses (including attorneys' fees and disbursements) that any Indemnitee suffers or incurs as a result of any of the foregoing; PROVIDED, HOWEVER, THAT ALTHOUGH THE FOREGOING INDEMNITY SHALL INCLUDE CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION BASED UPON LENDER'S NEGLIGENCE, BORROWER SHALL HAVE NO OBLIGATION UNDER THIS SECTION TO LENDER WITH RESPECT TO ANY OF THE FOREGOING ARISING OUT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF LENDER OR THE BREACH BY LENDER OF THIS AGREEMENT.

     (o) Borrower shall provide Lender with confirmation that Borrower has received from Guarantor the Equity Shortfall within thirty (30) days of the date hereof.

     6.   Negative Covenants.  Until payment in full of the Notes and all other
          ------------------
obligations and liabilities of Borrower hereunder, Borrower covenants that it shall not (unless Lender shall otherwise consent in writing):

          (a) Permit its Net Worth to be less than (i) ($2,000,000) from the date hereof until July 31, 1996, (ii) $100,000 from August 1, 1996 through January 30, 1998, and (iii) for each annual period thereafter beginning January 31, 1998, $1,500,000 plus the Net
                     ----

Worth required for the previous annual period; as used herein, the term "Net
                                                                         ---
Worth" shall mean the total consolidated assets of Borrower, plus all
-----
subordinated debt, minus its total consolidated liabilities (including contingent liabilities), all notes receivable from shareholders and affiliates, and other items deducted in arriving at net worth;

          (b) Permit, at any time, its ratio of Funded Debt to EBITDA to be more than (i) 3.75 to 1.00 from the date hereof through September 30, 1996, (ii) 3.50 to 1.00 from October 1, 1996 through January 30, 1998, and (iii) for each annual period thereafter beginning January 31, 1998, the required ratio of Funded Debt to EBITDA for the previous annual period minus 0.25; as used herein, the term
                                         -----
"Funded Debt" shall mean, as of any date, all interest-bearing indebtedness of
------------
Borrower and its consolidated subsidiaries, including subordinated debt, less the amount of cash in the Deposit Account; as used herein, "EBITDA" shall mean,
                                                            ------
with respect to any period, consolidated earnings before interest expense, income taxes, depreciation and amortization of Borrower and its consolidated subsidiaries for such period, (plus $3,400,000 for the initial twelve months hereof for the one time costs associated with the Stock Purchase Agreement transaction), but excluding (i) any extraordinary gains or losses and (ii) any non-recurring items, determined in accordance with generally accepted accounting principles, calculated for the preceding twelve months;

          (c) Permit, at any time, its ratio of consolidated current assets to consolidated current liabilities to be less than 1.00 to 1.00;

          (d) Permit its Debt Service Coverage ratio for the twelve-month period ending on the last day of each calendar month to be less than 1.20 to 1.00; as used herein, the term "Debt Service Coverage" shall mean the ratio of Borrower's
                       ---------------------
EBITDA to the sum of all scheduled current maturities of long term senior and subordinated debt plus interest expense, plus cash taxes;

          (e) Incur or assume (or permit its subsidiaries to incur or assume) any indebtedness or borrow any money, except for (i) the Loan, (ii) debt (including accounts payable) incurred in the ordinary course of business, (iii) Borrower's consolidated indebtedness to State Street Bank which shall not exceed an aggregate amount of $8,000,000, and (iii) the Subordinated Indebtedness (hereinafter defined);

          (f) Endorse, guarantee, or otherwise become liable for the obligations of any person, firm or corporation, except for (i) endorsements of negotiable instruments by Borrower in the ordinary course of business, and (ii) the existing guaranty in favor of State Street Bank on behalf of DSI (HK), Ltd.;

          (g) Mortgage, assign, encumber, incur, assume or grant a security interest in or lien upon any of Borrower's assets, except to Lender (provided, however, that the foregoing shall not apply to [i] an inchoate lien for taxes which are not delinquent or which are being contested in good faith, or [ii] the subordinate security interest granted to Hibernia and Moss as contemplated in the Stock Purchase Agreement);

          (h) Liquidate, dissolve or reorganize; or merge or consolidate with, or acquire all or substantially all of the assets of, any other company, firm or association; or make or permit any substantial change in its capitalization or its business (except as provided in the Stock Purchase Agreement);

          (i) Declare or pay any dividends on any of Borrower's outstanding stock;

          (j) Sell any of its tangible assets, except in the ordinary course of business; or sell any of its assets to any other person, firm or corporation with the agreement that such assets shall be leased back to Borrower, unless replaced with assets of equal value;

          (k) Own, purchase or acquire, directly or indirectly, any promissory notes, stock or securities of any other person, firm or corporation, other than securities guaranteed as to the principal and interest by the United States government; or make any loans or advances, except advances to employees in an aggregate amount exceeding $50,000.00, and the loans to Moss described hereinabove;

          (l) Expend or enter into any commitment to expend any amount for the acquisition or lease of tangible, fixed or capital assets, including repairs, replacements and improvements, which are capitalized under proper accounting practice, and which exceeds, in the aggregate, $1,000,000 during any twelve month period;

          (m) Directly or indirectly, engage in any business other than those in which Borrower is presently engaged, or discontinue any of its existing lines of business or substantially alter its method of doing business;

          (n) (i) Pay any installments of principal of or interest on any Subordinated Indebtedness, after the occurrence and during the continuance of any Event of Default, or the payment of which would result in the occurrence of an Event of Default, (ii) directly or indirectly make any payments upon the Subordinated Indebtedness other than regular installments of principal and interest, or (iii) alter, amend, modify or otherwise change the terms, conditions and provisions of the Subordinated Indebtedness, except as may be permitted in the Intercreditor Agreement of even date herewith of which Lender is a party (the "Intercreditor Agreement"); as used herein, the term
                 -----------------------
"Subordinated Indebtedness" shall mean (i) those certain $14,400,000,
--------------------------
$6,000,000, $1,000,000 and $1,300,000 promissory notes payable to Moss described in Paragraph 3(a) hereof, and (ii) that certain $3,000,000 promissory note payable to Hibernia described in Paragraph 3(a) hereof;

          (o) Enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, exchange or use of any property or asset, or any interest therein, whether real, personal or mixed, or tangible or intangible, or the rendering of any service, with any "Affiliate" (as hereafter defined), except transactions in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in an arm's length transaction with a non-Affiliate. For purposes of this subsection the term "Affiliate" means any person, firm, corporation or other entity which
          ---------
directly or indirectly controls, is controlled by or is under common control with Borrower. A person, firm, corporation or other entity shall be deemed to control another if it owns ten percent (10%) or more of the equity interest of such other person, firm, corporation or other entity or if it possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such other person, firm, corporation or other entity, whether through ownership or stock, by contract or otherwise; or

          (p) Permit any change in the senior management of Borrower, except as may be provided otherwise in the Intercreditor Agreement with respect to Moss, individually.

     7.   Default.  An "Event of Default" shall exist if any one or more of the
          -------       ----------------
following events (herein collectively called "Events of Default") shall occur:
                                              -----------------

          (a) Borrower shall fail to pay when due any principal of, or interest on, the Note or any other fee or payment due hereunder or under any of the Loan Documents;

          (b) Any representation or warranty made in any of the Loan Documents shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

          (c) Default shall occur in the performance of any of the covenants or agreements of Borrower contained herein or in any of the other Loan Documents;

          (d) Borrower shall (i) apply for or consent to the appointment of a receiver, custodian, trustee, intervenor or liquidator of it or of all or a substantial part of its assets, (ii) voluntarily become the subject of a bankruptcy, reorganization or insolvency proceeding or be insolvent or admit in writing that it is unable to pay debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, (vi) become the subject of an order for relief under any bankruptcy, reorganization or insolvency proceeding, (vii) fail to pay any money judgment against it before the expiration of thirty (30) days after such judgment becomes final and no longer subject to appeal, or (viii) settle or compromise any claim or controversy or suffer a final non-appealable judgement which has a material (which for purposes hereof shall mean $500,000.00 or more) adverse effect on Borrower's financial condition or business or might cause an Event of Default;

          (e) An order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; or a complaint or petition shall be filed against Borrower seeking or instituting a bankruptcy, insolvency, reorganization, rehabilitation or receivership proceeding of Borrower, and such petition or complaint shall not have been dismissed within sixty (60) days;

          (f) Borrower shall default in the payment of any indebtedness (including without limitation the Subordinated Indebtedness) or in the performance of any of their obligations and such default shall continue for more than any applicable period of grace; or

          (g) Any transfer, pledge or other change in the ownership of the stock of Borrower during the term of the Loan, except for (i) such pledges to the Lender, (ii) the stock transfers contemplated in the Stock Purchase Agreement,
(iii) stock transfer to Moss as described in the Intercreditor Agreement, and
(iv) an initial public stock offering to which Lender has consented in writing.

     8.   Remedies Upon Event of Default.  If an Event of Default shall have
          ------------------------------
occurred and be continuing, then Lender, at its option, after complying with the
                                                        ------------------------
notice provisions (if applicable) set forth in the Intercreditor Agreement, may
--------------------------------------------------------------------------
(i) declare the principal of, and all interest then accrued on, the Notes and any other liabilities of Borrower to Lender to be forthwith due and payable, whereupon the same shall forthwith become due and payable without notice, presentment, demand, protest, notice of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding, (ii) reduce any claim to judgment, and/or (iii) without notice of default or demand, pursue and enforce any of Lender's rights and remedies under the Loan Documents or otherwise provided under or pursuant to any applicable law or agreement.

     9.   Collateral and Guaranties.
          -------------------------

          (a) Repayment of the Notes, drafts against the Letters of Credit and performance of the obligations described herein shall be secured, directly or indirectly, by (i) a first priority perfected security interest in all of Borrower's accounts, general intangibles, equipment, fixtures and inventory,
(ii) a first priority perfected security interest in sixty-five percent (65%) of the issued and outstanding shares of stock of DSI (HK), Ltd., (iii) a first priority perfected security interest in 77.68% of the issued and outstanding shares of stock of Borrower, and (iv) a first priority security interest in the Deposit Account (collectively, the "Collateral").
                                    ----------

          (b) Repayment of the Notes, drafts against the Letters of Credit and performance of Borrower's obligations described herein shall be guaranteed by the Guarantor to the extent provided in the guaranty agreement.

          (c) Notwithstanding the foregoing, so long as (i) there is no Event of Default or event which with the passage of time or notice would become an Event of Default, and (ii) the Term Note has been paid in full, Lender agrees to release the security interest in the stock of Borrower that has been pledged to secure the Loan.

     10.  Letter of Credit Fees.
          ---------------------

          (a) For each Working Capital Letter of Credit, Borrower shall pay to Lender a fee equal to the greater of (i) $150 or (ii) one percent (1%) (determined on a per annum basis) of the dollar amount of the Letter of Credit; such fee shall be payable at the time a Working Capital Letter of Credit is issued and upon any renewal or extension thereof. Additionally, Borrower agrees to reimburse Lender for all actual out-of-pocket expenses incurred by Lender, such as advising or confirming bank fees, telex charges and the like, and to pay those fees customarily charged by Lender for any amendments to such Letter of Credit.

          (b) For the Seller Letter of Credit, Borrower shall pay to Lender a fee equal to (i) one-half of one percent (1/2%) (determined on a per annum basis) of the dollar amount of that portion of the Seller Letter of Credit, which is adequately secured by cash (i.e., on a dollar for dollar basis) in the Deposit Account (hereinafter defined), and (ii) three percent (3%) (determined on a per annum basis) of the dollar amount of that portion of the Seller Letter of Credit, which is not adequately secured by cash (i.e., on a dollar for dollar basis) in the Deposit Account. The Seller Letter of Credit Fees shall be due and payable quarterly, in arrears, on the same date that cash deposit payments to the Deposit Account are due. Additionally, Borrower agrees to reimburse Lender for all actual out-of-pocket expenses incurred by Lender, such as advising or confirming bank fees, telex charges and the like, and to pay those fees customarily charged by Lender for any amendments to the Seller Letter of Credit.

          (c) Borrower acknowledges and agrees that the fees set forth hereinabove are bona fide commitment fees in that it is in consideration of (i) Lender's holding monies in readiness for Borrower in support of these Letters of Credit, and (ii) Lender's extension of its creditworthiness in connection with the issuance of these Letters of Credit on behalf of Borrower.

     11.  Miscellaneous.
          -------------

          (a) Waiver.  No failure to exercise, and no delay in exercising, on
              ------
the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the other Loan Documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

          (b) Notices.  Any notices or other communications required or
              -------
permitted to be given by any of the Loan Documents must be given in writing and must be personally delivered, sent by facsimile transmission or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows:

          (i)  Borrower:      Diversified Specialists, Inc.
                              1100 West Sam Houston Parkway, Suite A
                              Post Office Box 430848
                              Houston, Texas  77043
                              Attention:  Mr. M. D. Davis
                              Telecopy No.: (713) 526-5049

              With a copy to: James F. Stephenson
                              Sinex & Stephenson
                              2323 S. Shepherd, 14th Floor
                              Houston, Texas  77019
                              Telecopy No.: (713) 523-8694

          (ii)   Lender:      Bank One, Texas, NA
                              910 Travis
                              Houston, Texas  77002
                              Attn:  Corporate Banking Group
                              Telecopy No.: (713) 751-6199

          (iii)  Guarantor:   Rosie Acquisition, L.L.C.
                              1100 West Sam Houston Parkway, Suite A
                              Post Office Box 430848
                              Houston, Texas  77043
                              Attention: Mr. M. D. Davis
                              Telecopy No.: (713) 526-5049

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or telecopied as aforesaid, or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to all other parties pursuant to this Paragraph.

          (c) Governing Law.  This Agreement and the other Loan Documents are
              -------------
being executed and delivered, and are intended to be performed, in the State of Texas, and the substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Agreement and all other Loan Documents, except to the extent: (i) otherwise specified therein; (ii) the federal or state laws governing national banking associations expressly supersede and have contrary application; or (iii) federal laws governing maximum interest rates shall provide for rates of interest higher than those permitted under the laws of the State of Texas.

          (d) Invalid Provisions.  If any provision of this Agreement is held to
              ------------------
be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

          (e) Entirety and Amendments.  The Loan Documents embody the entire
              -----------------------
agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof, and this Agreement and the other Loan Documents may be amended only by an instrument in writing executed by the party, or an authorized officer of the party, against whom such amendment is sought to be enforced.

          (f) Headings.  Paragraph and section headings are for convenience of
              --------
reference only and shall in no way affect the interpretation of this Agreement.

          (g) Construction and Conflicts.  The provisions of this Agreement
              --------------------------
shall be in addition to those of the Notes, the Loan Documents and any guaranty, pledge or security agreement, note or other evidence of liability held by Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Lender from enforcing the Notes, the Loan Documents and any and all other notes, guaranty, pledge or security agreements in accordance with their respective terms. To the extent of any conflict or contradiction between the terms hereof and the terms of the Notes, the Loan Documents or any other document executed in connection herewith, the terms hereof shall control.

          (h) Hazardous Substances; Indemnification.  Borrower shall protect,
              -------------------------------------
indemnify and hold Lender, its directors, officers, employees and agents, and any immediate successors to Lender's interest in the Collateral and any other person who acquires any portion of the Collateral at a foreclosure sale or otherwise through the exercise of Lender's rights and remedies under the Loan Documents, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all actual or potential claims, proceedings, lawsuits, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, attorneys' fees and costs and expenses of investigation) which arise out of or relate in any way to any use, handling, production, transportation, disposal or storage of any hazardous substance or solid waste whether by Borrower or any tenant or any other person during the ownership of the Collateral by Borrower, including, without limitation, (i) all foreseeable and all unforeseeable consequential damages directly or indirectly arising out of (A) the use, generation, storage, discharge or disposal of the Collateral by Borrower or (B) any residual contamination affecting any natural resource or the environment, and (ii) the cost of any required or necessary repair, cleanup, or detoxification of the Collateral and the preparation of any closure or other required remedial plans. In addition, Borrower agrees that in the event the Collateral is assigned an identification number by the Environmental Protection Agency, the Collateral shall be solely in the name of Borrower or other responsible person and, as between Borrower and Lender, Borrower shall assume any and all liability for such removed Collateral. All such costs, damages, and expenses referred to herein shall hereinafter be referred to as "Expenses".
                                                                 --------
Borrower understands and agrees that its liability to the aforementioned indemnified parties shall arise upon the earlier to occur of (a) discovery of any violation of the Applicable Environmental Laws or (b) the institution of any Hazardous Materials Claim, and not upon the realization of loss or damage, and Borrower agrees to pay to Lender from time to time, immediately upon Lender's request, an amount equal to such Expenses, as reasonably determined by Lender. In addition, Borrower agrees that any Expenses incurred by Lender and not paid by Borrower shall be additional indebtedness of Borrower and shall be secured by the Loan Documents and shall accrue interest at the Maximum Rate. The agreements contained herein shall survive the repayment of the Note and the termination of the Loan Documents. As used herein, "Hazardous Materials Claims" shall mean any
                                    ---------------------------
and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Applicable Environmental Laws, together with all claims made or threatened by any third party against Borrower or the Collateral relating to damage, contribution, cost recovery compensation, loss or injury resulting from any hazardous substance or solid waste. Notwithstanding anything to the contrary contained in this subparagraph or in the Loan Documents, it is hereby expressly agreed and understood that Borrower's obligation to protect, indemnify and hold Lender and the other aforementioned indemnified parties harmless from and against any and all Hazardous Materials Claims and Expenses pursuant to this subparagraph shall not apply to Hazardous Materials Claims or Expenses arising out of or relating in any way to any use, handling, production, transportation, disposal or storage of the Collateral directly caused by

Lender or any such other indemnified party during the management, operation, possession or ownership of the Collateral by Lender or any such other indemnified party, and not resulting from a condition existing prior to the commencement of such management, operation, possession or ownership of the Collateral by Lender or any such other indemnified party.

          (i) Financial Terms.  As used in this Agreement, all financial and
              ---------------
accounting terms not otherwise defined herein shall be defined and calculated in accordance with generally accepted accounting principles consistently applied.

          (j) Expenses of Lender.  Guarantor and Borrower will, on demand,
              ------------------
reimburse Lender for all expenses except as otherwise provided herein, including the reasonable fees and expenses of legal counsel for Lender, incurred by Lender in connection with the preparation, administration, amendment, modification or enforcement of this Agreement, the Notes and the Loan Documents and the collection or the attempted collection of the Notes.

          (k) Maximum Interest Rate.  It is the intention of the parties hereto
              ---------------------
to comply with the usury laws of the State of Texas and the United States; accordingly, it is agreed that notwithstanding any provision to the contrary in the Notes, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable state or Federal law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in the Notes or in any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by the Notes is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Notes shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under the Notes or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by the usury laws of the State of Texas and the United States, then, in any such event, (i) the provisions of this paragraph shall govern and control, (ii) neither Borrower nor its heirs, legal representatives or assigns or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by applicable state or Federal law,
(iii) any such excess which may have been collected shall be, at the holder's option (at maturity or in the Event of Default hereunder), either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, and (iv) the effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of Texas or the United States as now or hereafter construed by the courts having jurisdiction. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Notes or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by the laws of the State of Texas and the United States, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, charged or received from Borrower or otherwise by the holder of the Notes in connection with such Loans.

     11.  NO ORAL AGREEMENTS.  THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL
          ------------------
AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     If Lender agrees to the foregoing, Lender should execute this Agreement in the space indicated below.

                                    "BORROWER"

                                    DIVERSIFIED SPECIALISTS, INC.



                                    By: /s/ M.D. Davis
                                       --------------------------
                                    Name: M.D. Davis
                                         ------------------------
                                    Title: CEO
                                          -----------------------


                                    By: /s/ Thomas V. Yarnell
                                       --------------------------
                                    Name: Thomas V. Yarnell
                                         ------------------------
                                    Title:         Secretary
                                          -----------------------

                                    "GUARANTOR"

                                    ROSIE ACQUISITION, L.L.C.


                                    By: /s/ M.D. Davis
                                       --------------------------
                                    Name: M.D. Davis
                                         ------------------------
                                    Title: President
                                          -----------------------

ACCEPTED:

"LENDER"

BANK ONE, TEXAS, NA


By: /s/ Barry A. Kelly
   --------------------
Name: Barry A. Kelly
     ------------------
Title: V.P.
      -----------------


List of Loan Documents
----------------------
 1.  Letter Loan Agreement
 2.  $6,000,000 Master Revolving Credit Note
 3.  $14,400,000 Term Promissory Note
 4.  Security Agreement from Borrower
 5.  UCC-1 Financing Statement from Borrower
 6.  Security Agreement and Pledge (Borrower's Stock)
 7.  Blank Stock Powers
 8.  Security Agreement and Pledge (DSI [HK], Ltd. Stock)
 9.  Blank Stock Powers
10.  Security Agreement - Deposit Account
11.  Guaranty from Guarantor
12.  Corporate Resolutions for Borrower
13.  Company Resolutions for Guarantor
14.  Intercreditor Agreement - Hibernia Corporation and Tommy Moss
15.  Landlord Subordination Agreement(s)
16.  Opinion of Counsel


List of Schedules
-----------------
A -  Definitions
B -  Borrowing Base Report & Compliance Certificate


                                 SCHEDULE "A"

                                  DEFINITIONS
                                  -----------

     "BORROWER'S LOAN LIMIT", as used herein, shall mean the Borrowing Base (as defined below) less the sum of (i) the total principal amount outstanding under the Loan and (ii) the face amount of all outstanding Letters of Credit, determined at the time of calculation.

     "BORROWING BASE", as used herein, shall mean the sum of: (i) eighty percent (80%) of Borrower's Eligible Accounts (as defined below) outstanding on the date of a request for a Loan advance; plus (ii) fifty percent (50%) of Borrower's Net
                                 ----
Security Value of Domestic Inventory (as defined below); provided, however, during the period from April 1st through September 30th of each year, advances exceeding the Borrowing Base (the "Over-Advance") will be allowed provided that
                                   ------------
the aggregate amount of the Over-Advance does not exceed the lesser of (i) the sum of eighty percent (80%) of Eligible Accounts plus one hundred percent (100%)
                                                 ----
of Domestic Eligible Inventory, or (ii) $1,000,000.

     An "ELIGIBLE ACCOUNT" shall mean an account which is and shall at all times continue to be acceptable to Lender in all reasonable respects. In general, an account which continuously meets each of the following requirements is an Eligible Account: (i) it is lawfully owned by Borrower, and Borrower has the right to transfer any interest therein; (ii) it arises from the sale or lease of goods, the goods have been shipped or delivered to the person who is obligated on the account (the "account debtor"); (iii) it arises from the performance of services, such services have been fully rendered, to the extent of the billing;
(iv) it is a valid obligation of the account debtor, enforceable in accordance with its terms and free and clear of all liens, security interests, restrictions, retainages, buy-back or repurchase agreements, setoffs, adverse claims, assessments, defaults, prepayments, defenses and conditions precedent other than the security interest created by this Agreement; (v) it is rendered to the account debtor and is not evidenced by any instrument or chattel paper;
(vi) it is not aged more than sixty (60) days from the original due date determined at the time of sale; (vii) the aggregate amount of all accounts owing by an account debtor if more than twenty-five percent (25%) of the balance owing by such account debtor is ineligible; (viii) it is not owed by any account debtor closely affiliated with, related to or employed by Borrower or domiciled outside of the United States (unless, in the case of an account debtor domiciled outside of the United States, such account is secured by a sight domestic irrevocable letter of credit in form acceptable to Lender issued by a federally insured bank acceptable to Lender); (ix) it is discounted by the amount of all discounts, allowances, rebates, credits and adjustments to such accounts; (x) it is discounted by the amount billed by the account debtor or representing retainage or a "hold back" of such account debtor; and (xi) problem accounts.

     "NET SECURITY VALUE OF DOMESTIC INVENTORY" shall mean the net value of all Borrower's finished goods inventory (excluding raw materials) physically located in the United States and all such inventory in transit to the United States which is fully insured and for which adequate proof of shipment has been provided to Lender, less liens and security interests of all kinds against
                    ----
inventory (other than those held by Lender and the holders of the Hibernia Subordinated Indebtedness and without implying the consent of Lender thereto), the value of work in process, and all processing and other handling charges affecting the value thereof, all as determined by Lender in its sole discretion.

                                 SCHEDULE "B"
                             BORROWING BASE REPORT
                             ---------------------
                          AND COMPLIANCE CERTIFICATE
                          --------------------------

I.    Total Accounts Receivable of Borrower:                  $ _____________
      Less:  Ineligible Accounts (as detailed on
      attachment)                                          -  $ _____________

      Eligible Accounts Receivable                         =  $ _____________

II.   Total Inventory:                                        $ _____________
       Less:  Inventory Deductions                         -  $ _____________
      Eligible Inventory:                                  =  $ _____________

III.  80% x Domestic Eligible Accounts Receivable             $ _____________
      50% x Domestic Eligible Inventory:                   +  $ _____________

      Borrower's Loan Limit:                               =  $ _____________
      (maximum $6,000,000)

IV.   Current Principal Balance:                              $ _____________

V.    Available Funds:                                        $ _____________

VI.   Advance Request:                                        $ _____________

VII.  Over-Advance (maximum $1,000,000)                    +  $ _____________

VIII. Total Outstanding After Advance (Maximum $6,000,000)    $ _____________
               ------------------------------------------------
I.    Current Ratio

II.   Tangible Net Worth                                      $ _____________

III.  Debt to Worth Ratio                                       _____________
                                          -
IV.   Debt Service Coverage                                     _____________

               ------------------------------------------------

     The undersigned officer of Borrower, hereby certifies to Lender that (i) the computations set forth above are true, correct and complete as of the date set forth above or as of the date of execution hereof, as the case may be, (ii) such computations have been made in full compliance with and conformity to the Letter Loan Agreement (the "Loan Agreement") between Borrower and Lender, (iii)
                            --------------
the matters set forth in Paragraph 3 of the Loan Agreement are true and correct, and (iv) Borrower is not in default under the Loan Agreement.

     All capitalized terms used herein which have been defined in the Loan Agreement have been used in accordance with the definitions ascribed to them in the Loan Agreement.

     EXECUTED this ____ day of _____________, 19___.

                                    DIVERSIFIED SPECIALISTS, INC.

                                    By:
                                       -------------------------
                                    Name:
                                         -----------------------
                                    Title:
                                          ----------------------